Exhibit 10.19

Craig P. Colmar
NSO

Stock Option Agreement

(Nonstatutory Stock Option)

Subject to the terms and conditions set forth in this Stock Option Agreement, Flooring Consolidation Corp., a Delaware corporation (the “Company”), grants to Craig P. Colmar (“Grantee”) on April 15, 2019 (the “Grant Date”) a nonstatutory stock option (the “Option”) to purchase a maximum of 116 shares of the Company’s common stock, par value $.01 per share (the “Option Shares”), at $1.00 per share (the “Exercise Price”).

Terms of Option

1. Definitions

As used in this Stock Option Agreement, the following terms have these meanings:

“Board” means the Company’s Board of Directors.

“Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Compensation Committee” means the Compensation Committee of the Board, or such other committee of the Board as is established from time to time in the sole discretion of the Board, to administer the Option.

“Expiration Date” is defined in Section 6.

“IPO” means the initial public offering of the Company’s Common Stock pursuant to a registered underwritten public offering.

“IPO Price” means the price per share to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act for the initial public offering of the Company’s Common Stock.

“Section” refers to a section in this Stock Option Agreement, unless otherwise specified.

“Securities Act” means the Securities Act of 1933.

“Share Issuance Date” is defined in Section 5.

“Tranche” is defined in Section 5.

“Vesting Date” is defined in Section 2.

“Vested Option Shares” is defined in Section 2.

2. Vesting and Exercisability

The Option shall vest upon the closing of an IPO, the date of which shall be deemed to be the “Vesting Date,” but shall vest only in the number of Option Shares specified below (the “Vested Option Shares”):

(a) if the IPO Price is $7.50 or less, 116 of the Option Shares;

(b) if the IPO Price is $8.00 or less (but greater than $7.50), 81.25 of the Option Shares;

(c) if the IPO Price is $8.50 or less (but greater than $8.00), 50.75 of the Option Shares; or

(b) if the IPO Price is less than $9.00 (but greater than $8.50), 23.75 of the Option Shares.

If the IPO Price is at least $9.00 or if an IPO closing does not occur prior to the Expiration Date, all of the Option Shares shall be forfeited, and this Stock Option Agreement shall terminate.

3. Manner of Exercise

The Option may be exercised one or more times at any time after vesting, but in any case no later than the applicable Share Issuance Date for any Tranche with respect to which the Option is being exercised, in respect of a whole number of Vested Option Shares (and only in respect of a whole number) by:

(a) a written notice of exercise delivered to the Secretary of the Company or his designated agent at the Company’s principal executive offices; together with

(b) full payment of the Exercise Price of the Option Shares in respect of which the Option is exercised; and

(c) full payment of an amount equal to the Company’s federal, state and local withholding tax obligation, if any, in connection with the Option’s exercise.

Notwithstanding the date(s) of Grantee’s exercise of the Option, Vested Option Shares may only be delivered to Grantee in accordance with the Share Issuance Schedule provided for in Section 5 of this Stock Option Agreement.

4. Manner of Payment

Grantee’s payment of the Exercise Price of the Vested Option Shares in respect of which the Option is exercised, and payment of the Company’s withholding tax obligation, if any, in connection with the exercise, shall be made by check or by a wire transfer of immediately available funds. Payment also may be made in any other manner specifically permitted by the Board (or the Committee, if the Committee is administering the Option) at the time of exercise.

5. Share Issuance Schedule

After exercise in accordance with Section 3, the Company shall issue to Grantee the Option Shares, in installments of no more than one-third (1/3) (each, a “Tranche”) of the Vested Option Shares, on each of the first, second and third anniversaries of the Vesting Date (each, a “Share Issuance Date”), or as soon as practicable thereafter (not to exceed thirty (30) days after the applicable Share Issuance Date). Any Vested Option Shares in any Tranche with respect to which payment is not received prior to the applicable Share Issuance Date for the Tranche shall expire unexercised.

6. Expiration Date of Option

Unless earlier terminated or expired in accordance with the terms of this Stock Option Agreement, the Option shall expire and shall no longer be exercisable if unvested after the expiration of 18 months from the Grant Date (the “Expiration Date”).

7. Covenant re Authorized Shares

The Company hereby covenants that upon vesting of the Option Shares, it will have reserved for issuance and will maintain a sufficient number of authorized but unissued shares of Common Stock to enable the Company to issue and deliver all of the Option Shares.

8. Transferability

The Option may not be transferred, assigned or pledged (whether by operation of law or otherwise), except as provided by will or the applicable laws of intestacy. The Option shall not be subject to execution, attachment or similar process.

9. No Stockholder Rights

Grantee shall not have any rights as a stockholder of the Company (including a right to any dividends) in respect of any of the Option Shares unless and until Option Shares are issued to Grantee in accordance with the Share Issuance Schedule. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued

10. Unregistered Shares and Restrictive Legends

Grantee hereby represents and warrants to the Company that Grantee understands, and Grantee hereby agrees, that (a) the Option and Option Shares, if acquired hereunder, are and will be, respectively, acquired by the Grantee solely for Grantee’s own account, for investment purposes only, with no view to the distribution of same; (b) the Option and the Option Shares that may be acquired hereunder are not and will not, respectively, be registered under the Securities Act, or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of (i) an effective registration statement under the Securities Act and under any applicable state securities or “blue sky” laws or (ii) exemptions from the registration requirements thereof; (c) the Option Shares that may be acquired hereunder shall bear restrictive legends to this effect; (d) the exemption from registration under the Securities Act pursuant to Rule 144, if relied upon by Grantee, prohibits Grantee’s sale of the Option Shares that may be acquired hereunder prior to 6 months (and in certain cases 1 year) after Grantee has acquired ownership of the Shares, subject to satisfaction of certain other Rule 144 conditions; and (e) the Option is a non-qualified stock option, which does not meet the requirements of Code Section 422.

11. Code Section 409A Compliance

To the extent applicable, it is intended that this Stock Option Agreement comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated thereto, and the agreement shall be interpreted and administered accordingly. To the extent that any provision of this Stock Option Agreement violates Code Section 409A as it may be applicable, the Company may, at any time and without Grantee’s consent, modify the terms of the Option as it determines appropriate to avoid the imposition on Grantee of interest or penalties under Code Section 409A.

12. Adjustments Upon Changes In Capital Structure

In the event of any change in the shares of Common Stock by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, a pro rata automatic adjustment in the number of Option Shares and the exercise price of the Option Shares shall be made. The Board shall use its discretion and judgment as may otherwise be necessary to determine the appropriate adjustments to be made to preserve the benefit to Grantee of the Option, with its decision to be final and binding.

Notwithstanding the above, in the event of any of the following:

(a) The Company is merged or consolidated with another entity;

(b) All or substantially all of the assets of the Company are acquired by another person;

(c) The reorganization or liquidation of the Company; or

(d) The Company entering into a written agreement to undergo an event described in clauses (a), (b) or (c) above;

then the Board may, in its sole discretion, cancel the Option and this Stock Option Agreement and cause Grantee to be paid, in cash or shares (including any shares of a successor or acquirer), or any combination thereof, the value of the Option as determined by the Board, with such value based upon the excess of the value of a share of Common Stock over the exercise price per share.

13. Administration

Subject to the terms and conditions of this Stock Option Agreement, the Board (or the Committee, if the Committee is administering the Option) shall make all determinations necessary or advisable for the implementation and administration of this Stock Option Agreement including, without limitation, correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the agreement and/or any other applicable agreement.

14. Governing Law

This Stock Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

15. Binding Effect

This Stock Option Agreement shall be binding on the Company and its successors and on Grantee and Grantee’s heirs, legatees and legal representatives.

16. Effective Date

Upon Grantee’s acceptance of this Stock Option Agreement, this Stock Option Agreement shall become effective, retroactive to the Grant Date, without the necessity of further action by either the Company or Grantee.

17. Counterparts

This Stock Option Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals

* * * * *

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed by its duly authorized officer, and Grantee has hereunto set his hand, all as of the Grant Date specified above.

Flooring Consolidation Corp.

By	/s/ Steven P. Colmar
	Name:	Steven P. Colmar
	Title:	Chief Executive Officer

Acceptance by Grantee

I accept this Stock Option Agreement and agree to be bound by all of its terms.

/s/ Craig P. Colmar
Craig P. Colmar

[Signature Page for Stock Option Agreement]